FIRST AMENDMENT
                               to
                      EMPLOYMENT AGREEMENT


     FIRST AMENDMENT dated as of November 16, 1993 to the EMPLOY-MENT AGREEMENT dated as of November 16, 1990 (the "Employment Agreement") by and between OAKWOOD HOMES CORPORATION, a North Carolina corporation with its principal executive offices at Greensboro, North Carolina (the "Company"), and _________________, an individual residing at Greensboro, North Carolina (the "Execu-tive").

                      STATEMENT OF PURPOSE

     The Executive is a valued key employee of the Company whose present and future contributions to the success and growth of the Company are significant. The Company believes that it is in the best interest of it and its shareholders to amend the Employment Agreement to provide that in the event the Executive receives an arbitration award as a result of a dispute arising under the Employment Agreement, the Corporation shall reimburse the Executive the reasonable fees and disbursements of his counsel.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Arbitration; Fees. The Company and the Executive hereby acknowledge and agree that Section 15 of the Employment Agreement is hereby amended by deleting such Section in its entirety and substituting in its place and stead a new Section 15 to read in its entirety as follows:

                         "15. Arbitration; Fees.  (a)Any dis-
          putes between the Company and the Executive concerning this Agreement will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a panel of three arbitrators, one selected by the Executive, one selected by the Company and the other selected by the two so chosen. Judgment upon the arbitration award rendered by the arbitrators shall be binding and conclusive and may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the Company.

                         (b)In the event that the Executive
          receives an arbitration award pursuant to subsection (a) above, the Company shall, within thirty (30) days after the presentation of proper receipts or invoices therefor, reimburse the Executive the reasonable fees and disbursements of counsel incurred in connection with such arbitration or the col-lection of any amounts awarded the Executive pursuant thereto."

     2. References. Each reference in the Employment Agreement to the terms "this Agreement", "herein", "hereof", "hereunder" and other similar terms referring to the Employment Agreement are hereby deemed to be a reference to the Employment Agreement as amended hereby.

     3. Ratification; Confirmation. Except as amended hereby, all the terms and conditions of the Employment Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

     4. Counterparts. This First Amendment may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed and delivered as of the day and year first above set forth.

                              OAKWOOD HOMES CORPORATION
   [CORPORATE SEAL]

ATTEST:                        By:_______________________
                                 Name:
                                 Title:


_________________________
                              ______________________
                              _______________________

                        2